UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2013 Named Executive Officer Compensation

On October 9, 2012, the Leadership Development and Compensation Committee of the Board of Directors of Family Dollar Stores, Inc. (the “Company”) approved fiscal year 2013 annual compensation packages for the Company’s principal executive officer (“PEO”), principal financial officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers of the Company at the end of the Company’s fiscal year ended August 25, 2012 (collectively, “named executive officers”), as follows:

Name	Base Salary (1)	Target Cash Bonus Award (% of base compensation) (2)	Long-Term Incentives (3)
Howard R. Levine, Chairman of the Board and Chief Executive Officer (PEO)	$1,100,000	120%	$3,500,000
Michael K. Bloom, President and Chief Operating Officer	$700,000	75%	$1,300,000
Mary A. Winston, Executive Vice President – Chief Financial Officer (PFO)	$485,000	55%	$500,000
Paul G. White, Executive Vice President – Chief Merchandising Officer	$445,000	55%	$400,000
Charles S. Gibson, Jr., Executive Vice President – Supply Chain	$445,000	55%	$400,000

(1)	Increases to base salaries effective October 14, 2012.
(2)	Pursuant to the Company’s 2006 Incentive Plan.
(3)	Pursuant to the Company’s 2006 Incentive Plan. Represents a dollar value for an award of equity consisting of Performance Share Rights (“PSRs”) for the Fiscal 2013 - 2015 Performance Period and stock options that were granted on October 9, 2012 in accordance with the Company’s equity award policy. Such dollar value was divided equally between stock options and PSRs at target at the time of grant based upon fair values determined in accordance with FASB ASC Topic 718.

The foregoing does not constitute a complete summary of the compensation terms of the named executive officers and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to each named executive officer: (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Appendix B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2010); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the SEC on June 29, 2012); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); and (iv) the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (filed as Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on June 29, 2012).

Severance Agreements with Executive Vice Presidents

At its October 9, 2012 meeting, the Leadership Development and Compensation Committee of the Board of Directors of the Company approved a new form of a Severance Agreement to be entered into between the Company and its officers holding the title of Executive Vice President (the “Severance Agreement”). The Severance Agreement provides that, in the event of termination without Cause or due to death or Disability (as such terms are defined in the Severance Agreement), the Executive Vice Presidents shall be entitled to receive severance payments equal to twenty-four (24) months at their current base monthly salary at the time of termination, plus a pro-rata payment of the annual cash bonus payable under the Company’s 2006 Incentive Plan for the fiscal year in which termination occurs. The severance payment will be reduced by compensation in other employment (other than service on a board of directors) and by any disability or life insurance benefits. In the event of a Change in Control of the Company and a termination without Cause or for Good Reason or due to death or Disability within twenty-four months of such Change in Control (as such terms are defined in the Severance Agreement), Executive Vice Presidents shall be entitled to receive a lump sum severance payment equal to two times the sum of their highest base annual salary during the period beginning immediately prior to the Change in Control through the termination of employment and the average of the cash bonuses paid under the Company’s 2006 Incentive Plan paid in the preceding three fiscal years. The Company will also continue to provide health benefits for the executive and his or her dependents for up to eighteen (18) months after termination. The Severance Agreement contains certain non-compete, non-solicitation and non-disparagement provisions.

The foregoing does not constitute a complete summary of the terms of the Severance Agreement, and reference is made to the complete text of the Form of Severance Agreement for Executive Vice Presidents attached hereto as Exhibit 10.1. The Form of Severance Agreement for Executive Vice Presidents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 – Form of Severance Agreement for Executive Vice Presidents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: October 15, 2012	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President-General Counsel and Secretary